SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 11, 2010

WINTHROP REALTY TRUST
(Exact Name of Registrant as Specified in Its Charter)

Ohio
(State or Other Jurisdiction of Incorporation)

001-06249	34-6513657
(Commission File Number)	(I.R.S. Employer Identification No.)

7 Bulfinch Place, Suite 500, P.O. Box 9507, Boston, Massachusetts	02114
(Address of Principal Executive Offices)	(Zip Code)

(617) 570-4614
(Registrant's Telephone Number, Including Area Code)

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFT|R 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07  Submission of Matters to a Vote of Security Holders.

On May 11, 2010, Winthrop Realty Trust (“Winthrop”) held its Annual Meeting of Shareholders for the purpose of:

1.	Electing seven Trustees to our Board of Trustees to serve for a term of one year and until their respective successors shall be elected and shall qualify;

2.	Ratifying the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the 2010 fiscal year;

Winthrop previously filed with the Securities and Exchange Commission the proxy statement and related materials pertaining to this meeting.  On the record date of March 31, 2010, there were 21,137,268 common shares of beneficial interest of Winthrop issued and outstanding and eligible to vote.

The following persons were elected as Trustees by the following vote

Nominee	For	Against	Abstain	Broker Non-Votes

Michael L. Ashner	13,042,889.95	179,072.79	--	4,936,496
Arthur Blasberg, Jr.	13,041,878.95	180,083.79	--	4,936,496
Howard Goldberg	13,043,196.95	178,765.79	--	4,936,496
Tom McWilliams	13,031,593.49	190,369.25	--	4,936,496
Lee Seidler	13,017,564.95	204,397.79	--	4,936,496
Carolyn Tiffany	13,044,178.95	177,430.79	--	4,936,496
Steven Zalkind	13,044,178.95	177,783.79	--	4,936,496

Shareholders ratified PricewaterhouseCoopers LLP as the Trust’s independent registered public accounting firm for 2010 by the following vote

For	Against	Abstain
18,124,531.15	18,041.59	15,866

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 11th day of May, 2010.

WINTHROP REALTY TRUST

By:	/s/ Michael L. Ashner
Michael L. Ashner
Chairman and Chief Executive Officer